Exhibit 99.1

Neurologix Announces First Quarter 2011 Financial Results

Fort Lee, New Jersey (May 13, 2011) ― Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for disorders of the brain and central nervous system, today announced its financial results for the three months ended March 31, 2011.

For the three months ended March 31, 2011, Neurologix reported a net loss of $2.1 million, as compared with a net loss of $3.5 million for the three months ended March 31, 2010. The Company reported a net loss applicable to common stock for the three months ended March 31, 2011 of $2.9 million, or $0.10 per basic and diluted share, as compared with a net loss applicable to common stock for the three months ended March 31, 2010 of $4.3 million, or $0.15 per basic and diluted share.

Net loss for the three months ended March 31, 2011 includes other income of $1.3 million recognized for the change in estimated fair value of the Company’s derivative liabilities relating to certain warrants issued in connection with promissory notes issued by the Company in December 2010 (the “Notes”), as well as the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) and the Company’s Series C Convertible Preferred Stock (the “Series C Stock”). The first quarter 2011 net loss also includes interest expense related to the Notes of $1.4 million.

Net loss for the three months ended March 31, 2010 included charges of $0.4 million recognized for the change in estimated fair value of the Company’s derivative liabilities relating to warrants issued in connection with the Series D Stock and the Series C Stock.

Net loss applicable to common stock for the three months ended March 31, 2011 includes charges of $0.8 million, or $0.03 per basic and diluted share, related to preferred stock dividends in connection with the Series D Stock and the Series C Stock. The net loss applicable to common stock for the three months ended March 31, 2010 included charges of $0.8 million, or $0.03 per basic and diluted share, related to preferred stock dividends in connection with the Series D Stock and the Series C Stock.

The Company had cash and cash equivalents of approximately $5.4 million as of March 31, 2011.

Clark A. Johnson, President and Chief Executive Officer of Neurologix, noted that these first quarter financial results were consistent with the Company’s expectations. “During the first quarter, our leadership in gene therapy was strongly confirmed by the publication in The Lancet Neurology of the positive results of our Phase 2 clinical trial of gene transfer for the treatment of advanced Parkinson’s disease. These are the first successful Phase 2 gene therapy results in any therapeutic area that have been published in a peer-reviewed journal. As we have reported before, we are continuing on the path to develop NLX-P101, our Parkinson’s disease gene transfer therapy, as a much needed therapy for patients with Parkinson’s disease and plan to submit a Phase 3 protocol to the FDA later this year.”

About Neurologix

Neurologix, Inc. (OTCBB:NRGX) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy, depression and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.

Cautionary Statement Regarding Forward-Looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues. From inception through March 31, 2011, it incurred net losses and negative cash flows from operating activities of approximately $60.0 million and $47.0 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
At March 31, 2011, the Company had cash and cash equivalents of approximately $5.4 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activities and plan of operations after October 31, 2011 and to repay the promissory notes issued in 2010 as of said date. Accordingly, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is currently seeking to raise funds, through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, sufficient to finance its ongoing operations. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for the treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•
There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.

•
There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of depression or Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2010 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

Contact:

Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net

DJE Science
Jennifer Mallory, 312-240-2996
Jennifer.Mallory@djescience.com

— Tables to Follow —

NEUROLOGIX, INC.
(A Development Stage Company)
BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,439	$8,055
Prepaid expenses and other current assets	453	481
Total current assets	5,892	8,536
Equipment, less accumulated depreciation of $693 and $682 at March 31, 2011 and December 31, 2010, respectively	60	71
Intangible assets, less accumulated amortization of $394 and $364 at March 31, 2011 and December 31, 2010, respectively	1,110	1,065
Other assets	5	5
Total assets	$7,067	$9,677

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$2,321	$2,302
Notes payable, net of discount	5,387	4,695
Total current liabilities	7,708	6,997
Derivative financial instruments, at estimated fair value - warrants	5,497	6,840
Total liabilities	13,205	13,837

Commitments and contingencies
Stockholders’ deficit:
Preferred stock; 5,000,000 shares authorized
Series A – Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at March 31, 2011 and December 31, 2010, with an aggregate liquidation preference of $1	-	-
Series C – Convertible, $0.10 par value; 700,000 shares designated, 278,849 shares issued and outstanding at March 31, 2011 and December 31, 2010 with an aggregate liquidation preference of $8,086 and $8,369 at March 31, 2011 and December 31, 2010, respectively	28	28
Series D – Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at March 31, 2011 and December 31, 2010, with an aggregate liquidation preference of $32,017 and $32,547 at March 31, 2011 and December 31, 2010, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,918,148 shares issued and outstanding at March 31, 2011 and December 31, 2010	28	28
Additional paid-in capital	57,578	57,474
Deficit accumulated during the development stage	(63,845)	(61,763)
Total stockholders’ deficit	(6,138)	(4,160)
Total liabilities and stockholders’ deficit	$7,067	$9,677

NEUROLOGIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)
	Three Months Ended March 31,		For the period February 12, 1999 (inception) through March 31, 2011
	2011	2010
Revenues	$-	$-	$-
Operating expenses:
Research and development	1,227	1,857	34,723
General and administrative expenses	830	1,284	23,044
Loss from operations	(2,057)	(3,141)	(57,767)

Other (expense) income:
Dividend, interest and other income	-	-	1,885
Interest expense – related parties	(1,368)	-	(2,234)
Change in estimated fair value of derivative financial instruments – warrants	1,343	(356)	(1,892)
Other (expense) income, net	(25)	(356)	(2,241)
Net loss	(2,082)	(3,497)	$(60,008)
Preferred stock dividends	(828)	(771)

Net loss applicable to common stock	$(2,910)	$(4,268)

Net loss applicable to common stock per share, basic and diluted	$(0.10)	$(0.15)

Weighted average common shares outstanding, basic and diluted	27,918,148	27,865,010

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